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                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Keith T. Robinson, Curtis Barnes, and Robert Tuch, and each of them, his true and lawful attorney-in-fact as agent with full power of substitution and resubstitution of him in his name, place, and stead, to sign the notification of registration and any and all registration statements applicable to SEB Trygg Life (USA) Assurance Company Separate Account I and any amendment or supplement thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  December 1, 2000

/s/ Per Jacobson
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Per Jacobson

/s/ Anders Mossberg
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Anders Mossberg